Exhibit 10.16

THIS INDENTURE, made the 3rd day of October, in the year 2003 BETWEEN AAR Distribution, Inc., an Illinois corporation have an office at 1100 N. Wood Dale Road, Wood Dale, Illinois 60191 party of the first part, and iSTAR Garden City LLC, a Delaware limited liability company having an address at 1114 Avenue of Americas, 27th Floor, New York, New York 10036 party of the second part,

WITNESSETH, that the party of the first part, in consideration of Ten Dollars and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Town of Hempstead, County of Nassau, State of New York and more particularly described on Schedule A annexed hereto.

TOGETHER with all right, title and interest, if any, of the party of the first part of, in and to any streets and roads abutting the above-described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part covenants that the party of the first part has not done or suffered anything whereby the said premises have been incumbered in any way whatever, except as aforesaid.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

The word “party” shall be construed as if it read “parties” whenever the sense of this indenture so requires.

IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

IN PRESENCE OF:	AAR Distribution, Inc.

	By:	/s/ TIMOTHY J. ROMENESKO
	Name:	Timothy J. Romenesko
	Title:	Vice President

SCHEDULE A

LEGAL DESCRIPTION

ALL THAT CERTAIN PLOT, PIECE, OR PARCEL OF LAND, SITUATE, LYING, AND BEING AT CARLE PLACE, AND, BOUNDED AND DESCRIBED AS FOLLOWS;

BEGINNING AT A POINT ON THE NORTHERLY SIDE OF ZECKENDORF BOULEVARD, DISTANT 625.00 FEET EASTERLY FROM THE CORNER FORMED BY THE INTERSECTION OF THE SAID NORTHERLY SIDE OF ZECKENDORF BOULEVARD WITH THE EASTERLY SIDE OF EAST GATE BOULEVARD;

RUNNING THENCE NORTH 04 DEGREES 35 MINUTES 24 SECONDS WEST 837.10 FEET TO THE SOUTHERLY SIDE OF THE EXISTING LONG ISLAND RAIL ROAD RIGHT OF WAY;

RUNNING THENCE ALONG SAID SOUTHERLY SIDE OF SAID EXISTING LONG ISLAND RAIL ROAD RIGHT OF WAY, NORTH 85 DEGREES 24 MINUTES 36 SECONDS EAST 37.50 FEET;

THENCE NORTH 04 DEGREES 35 MINUTES 24 SECONDS WEST 20.00 FEET TO THE NORTHERLY SIDE OF SAID EXISTING LONG ISLAND RAIL ROAD RIGHT OF WAY;

THENCE NORTH 85 DEGREES 24 MINUTES 30 SECONDS EAST AND ALONG SAID NORTHERLY SIDE OF SAID EXISTING LONG ISLAND RAIL ROAD RIGHT OF WAY, 407.50 FEET TO THE LAND FORMERLY OF OLD COUNTRY TROTTING ASSOCIATION, INC. AND NOW THE WESTERLY SIDE OF ZECKENDORF BOULEVARD;

THENCE SOUTH 04 DEGREES 35 MINUTES 24 SECONDS EAST AND ALONG SAID LAND, 857.10 FEET TO THE NORTHERLY SIDE OF ZECKENDORF BOULEVARD;

THENCE SOUTH 85 DEGREES 24 MINUTES 36 SECONDS WEST ALONG SAID NORTHERLY SIDE OF ZECKENDORF BOULEVARD, 445.00 FEET TO THE POINT OR PLACE OF BEGINNING.

FOR INFORMATION ONLY SECTION 44, BLOCK 67, LOT 16.